EXHIBIT 99.1

CERTIFICATION OF PERIODIC REPORT

We, Robert W. Duggan, Chief Executive Officer and Eugene W. Teal, Chief Financial Officer of Computer Motion, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2002	COMPUTER MOTION, INC

	By:	/s/ Robert W. Duggan

Robert W. Duggan Chairman of the Board of Directors and Chief Executive Officer

By:	/s/ Eugene W. Teal

Eugene W. Teal Executive Vice President Finance and Administration and Chief Financial Officer